UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  September 27, 2012

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, the Board of Directors (the “Board”) of Alliqua, Inc. (the “Company”) appointed James Sapirstein as the Company’s Chief Executive Officer and a Class I member of the Board with a term expiring at the Company’s 2013 annual meeting of stockholders and approved a change to the title of Richard Rosenblum from President to Executive Co-Chairman, both effective as of October 1, 2012.  David Stefansky will serve as Executive Co-Chairman along with Mr. Rosenblum.

Mr. Sapirstein, age 51, served as President of Pharmtechglobal, a pharmaceutical and biotechnology consulting firm, from February 2011 to September 2012. From October 2006 to January 2011, Mr. Sapirstein served as President and Chief Executive Officer of Tobira Therapeutics, Inc. Prior to that, he worked at Serono Inc. from 2002 to 2005, where he served as Executive Vice President of the  Metabolic and Endocrinology division.  Previously, he had positions of increasing responsibility at Gilead Sciences, Bristol-Myers Squibb, Hoffmann-LaRoche Ltd. and Eli Lilly and Company. Mr. Sapirstein currently serves as a director for several private companies. He attained his pharmacy degree at Rutgers University, Ernest Mario School of Pharmacy and his Masters of Business Administration at Farleigh Dickinson University.

In connection with his appointment, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Sapirstein.  The Employment Agreement has an initial term of three years and will be automatically renewed for an additional one-year term unless terminated by either party upon written notice provided not less than four months before the end of the initial term. Under the Employment Agreement, Mr. Sapirstein is entitled to an annual salary of $350,000, which may be increased, but not decreased, in the Board’s discretion. Mr. Sapirstein is also eligible to receive a bonus of up to 60% of his base salary, provided that he is employed with the Company on December 31 of the year to which the bonus relates.  The amount of bonus, if any, will be determined based upon the achievement of certain performance criteria.  The performance criteria for 2012 are (i) SilverSeal gross revenues of $5.0 million or greater (15% bonus), (ii) operating margin greater than 20% (10% bonus) and (iii) successful funding of the Company in excess of $5 million (15% bonus).  The bonus will be multiplied by 120% or 150% if Mr. Sapirstein achieves two or all three of these targets, respectively.  The performance criteria for all future years will be set by the Board.  Mr. Sapirstein is also entitled to a monthly automobile allowance of $750, reimbursement of up to $200 per month for the cost of a term life insurance policy having a face amount of $1 million, and to participate in the benefit plans provided by the Company for all employees generally, and for the Company’s executive employees.

By October 28, 2012, the Company is required to submit to the Board, and request the Board’s approval of, the issuance to Mr. Sapirstein of the following equity awards pursuant to the Alliqua, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”) or, if there are not sufficient shares available under the 2011 Plan, pursuant to a stand-alone award agreement:

(i)
a stock option to purchase a number of shares of the Company’s common stock equal to three percent of the Company’s total outstanding common stock (determined on a fully-diluted basis as of September 28, 2012), with the following terms: (A) an exercise price equal to the greater of $0.10 per share or the fair market value of a share of common stock on the date of grant; (B) one-third vesting on each of the first, second, and third anniversary of the date of grant; (C) immediate vesting of any unvested optioned shares upon the effective date of a “Change in Control” (as defined in the 2011 Plan); and (D) a term of 10 years; and

(ii)
an award of restricted stock units relating to a number of shares of  common stock equal to one percent of the Company’s outstanding common stock as of September 28, 2012 (determined on a fully-diluted basis), with the following terms: (A) vesting as follows, if and to the extent that the following goals are achieved on or before the third anniversary of the date of grant: (1) 50% of the restricted stock units upon the achievement of a market cap in excess of $50 million; (2) an additional 25% upon the achievement of a market cap in excess of $100 million; and (3) the remainder upon the achievement of a market cap in excess of $200 million; (B) except in connection with a termination of Mr. Sapirstein without cause or by Mr. Sapirstein for good reason, immediate forfeiture of any unvested restricted stock units on the earlier of (1) Mr. Sapirstein’s termination of employment or (2) on the third anniversary of the date of grant; and (C) immediate vesting of any unvested restricted stock units upon the effective date of a “Change in Control” (as defined in the 2011 Plan).

Mr. Sapirstein is also eligible to receive additional equity compensation in the form of stock options in 2013 and 2014, in such amount and on such terms as is determined by the Board.

The employment agreement also contains certain confidentiality, non-solicitation and non-disparagement requirements for Mr. Sapirstein.

The Company has the right to terminate the Employment Agreement at any time for cause.  “Cause” is defined as Mr. Sapirstein’s commission of any of the following: an act of theft, embezzlement, fraud, or willful or material misrepresentation; an act of intentional dishonesty or willful misrepresentation of a material nature; any willful misconduct with regard to the Company; a material breach of any fiduciary duties owed to the Company; conviction of, or pleading nolo contendere or guilty to, a felony or misdemeanor (other than a traffic infraction) that is reasonably likely to cause damage to the Company or its reputation; a material violation of the Company’s written policies, standards or guidelines that is not cured within 30 days; refusal to perform the material duties and responsibilities required by the Employment Agreement, subject to a 30 day cure period; and a material breach of the Employment Agreement or any other agreement to which Mr. Sapirstein and the Company are parties that is not cured within 30 days.  The Employment Agreement may also be terminated by either party at any time without cause upon 30 days written notice, and by Mr. Sapirstein with good reason upon 90 days written notice, which shall include a 30 day cure period.  “Good reason” is defined as the occurrence, without Mr. Sapirstein’s prior written consent, of a material reduction in base salary, a material diminution in title, duties, responsibility or authority, or relocation for three consecutive months or more to an office located 50 miles from either the current office at 850 Third Avenue, Suite 1801, New York, NY 10022 or an office located in New Jersey that is convenient to Company personnel.

If Mr. Sapirstein is terminated by reason of death or disability, the Company will pay to him or his estate any earned, but unpaid, bonus for services rendered during the year preceding the date of termination.  If Mr. Sapirstein’s employment is terminated by the Company without cause or by him with good reason, subject to compliance with the confidentiality, non-solicitation and non-disparagement requirements of the Employment Agreement and the execution of a release of claims, (i) the Company will pay him an amount equal to the greater of the sum of 12 months base salary or the base salary payable for the remainder of the initial term (not to exceed to 36 months), payable in equal monthly installments; provided that if the termination is in connection with or within 24 months following a “Change in Control” (as defined in the 2011 Plan), then the amount of severance will be doubled, but will remain payable over the severance period determined without regard to such doubling; (ii) at the time Mr. Sapirstein would have been paid a bonus if he was actively employed with the Company, the Company will pay him an amount equal to the greater of (x) the most recent annual bonus earned by Mr. Sapirstein, (y) the average of the immediately preceding two year’s annual bonuses earned by Mr. Sapirstein, or (z) if Mr. Sapirstein’s termination occurs during the first calendar year of the employment term before any annual bonus for a full 12-month period has been paid, then the target bonus for which Mr. Sapirstein is eligible; provided that no bonus amount is payable if the bonuses for the year of termination are subject to achievement of performance goals and such performance goals are not achieved by the Company for such year; and provided further that if the termination is in connection with or within 24 months following a “Change in Control” (as defined in the 2011 Plan), then the bonus amount will be doubled; (iii) all outstanding stock options and restricted stock unit awards granted to Mr. Sapirstein pursuant to the Employment Agreement will vest, to the extent not previously vested, and the stock options will remain exercisable for two years; and (iv) the Company will provide continued healthcare coverage until the earlier of (x) the expiration of the severance period, or (y) the date that Mr. Sapirstein’s “COBRA” coverage terminates or expires.  If Mr. Sapirstein’s employment is terminated by non-renewal after the initial three-year term, subject to compliance with the confidentiality, non-solicitation and non-disparagement requirements of the Employment Agreement and the execution of a release of claims, the Company will pay Mr. Sapirstein an amount equal to the sum of six months base salary, payable in six equal monthly installments.

The foregoing summary of the Employment Agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K. Readers should review the Employment Agreement for a more complete understanding of its terms and conditions.

Item 7.01      Regulation FD Disclosure.

On October 3, 2012, the Company issued a press release announcing the appointment of Mr. Sapirstein as Chief Executive Officer and a director and the change in Mr. Rosenblum’s title from President to Executive Co-Chairman.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement, dated September 28, 2012, by and between Alliqua, Inc. and James Sapirstein.

99.1	Press Release dated October 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: October 3, 2012	By:	/s/ Steven Berger
Name: Steven Berger
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement, dated September 28, 2012, by and between Alliqua, Inc. and James Sapirstein.

99.1	Press Release dated October 3, 2012.